Texas Mineral Resources Corp. 10-K

Exhibit 32.2. Section 1350 Certification by Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

 SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Texas Mineral Resources Corp (the “Company”) on Form 10-K for the period ended August 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wm Chris Mathers, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wm Chris Mathers
Wm Chris Mathers, Chief Financial Officer

November 29, 2024

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.